Exhibit 3.3

AMENDED AND RESTATED BYLAWS
OF

ASPIRE BIOSCIENCE, INC.

ARTICLE I
SHAREHOLDERS

1.1. Annual Shareholders’ Meeting. An annual shareholders’ meeting shall be held each year on the date and at the time and place fixed from time to time by the Board of Directors; provided, however, that the annual meeting each year shall be held on a date that is within one year after the close of the last fiscal year. Failure to hold the annual meeting at the designated time shall not affect the validity of any action taken by the Corporation. If the Board of Directors fails to call the annual meeting, any shareholder may make a demand in writing to any officer of the Corporation that an annual meeting be held.

1.2. Special Shareholders’ Meeting. A special shareholders’ meeting for any purpose or purposes, may be called by the Board of Directors. The Corporation shall also hold a special shareholders’ meeting in the event it receives, in the manner specified in Section 7.3, one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing not less than one-tenth of all of the votes entitled to be cast on any issue at the meeting. Special meetings shall be held at the principal office of the Corporation or at such other place as the Board of Directors may determine.

1.3. Record Date for Determination of Shareholders.

(a) In order to make a determination of shareholders (1) entitled to notice of or to vote at any shareholders’ meeting or at any adjournment of a shareholders’ meeting, (2) entitled to demand a special shareholders’ meeting, (3) entitled to take any other action, (4) entitled to receive payment of a share dividend or a distribution, or (5) for any other purpose, the Board of Directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy (70) days before the date of the proposed meeting or action.

(b) Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be as of the Corporation’s close of business on the record date.

(c) A determination of shareholders entitled to be given notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which the board shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders’ meeting is the day before the first notice is given to shareholders.

(e) The record date for determining shareholders entitled to take action without a meeting pursuant to Section 1.10(a) or entitled to be given notice under Section 1.10(f) of shareholder action taken by written consent pursuant to Section 1.10, is the date the Corporation first receives a writing upon which the action is taken pursuant to Section 1.10.

1.4. Voting List. The officer or agent having charge of the stock transfer records for shares of the Corporation shall prepare before each shareholders’ meeting, a complete record of the shareholders entitled to vote at the meeting or any adjournment of the meeting, an alphabetical list of all shareholders entitled to notice of the meeting, arranged by voting group and by class and series of share, with the address of and the number of shares held by each shareholder. The list shall be available for inspection by any shareholder beginning the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after the notice of the meeting is given and continuing through the meeting, and any adjournment of the meeting during regular corporate hours at the principal office of the Corporation. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire meeting, and any adjournment thereafter. If any shareholders are participating in the meeting by means of telecommunication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.

1.5. Notice to Shareholders.

(a) The Corporation shall give notice to shareholders of the date, time, and place, and if participation in the meeting by means of telecommunication has been authorized by the Board of Directors, the means of any telecommunication by which shareholders may be considered present and may vote at each annual or special shareholders’ meeting, no fewer than ten (10) nor more than sixty (60) days before the date of the meeting; except that, if the Articles of Incorporation are to be amended to increase the number of authorized shares, at least thirty (30) days’ notice shall be given. Except as otherwise required by the Colorado Business Corporation Act, the Corporation shall be required to give such notice only to shareholders entitled to vote at the meeting.

(b) Notice of an annual shareholders’ meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the Articles of Incorporation, a restatement of the Articles of Incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, consent by the Corporation to the disposition of property by another entity, or dissolution of the Corporation.

(c) Notice of a special shareholders’ meeting shall include a description of the purpose or purposes for which the meeting is called.

(d) Notice of a shareholders’ meeting shall be in writing and shall be given

(1) by deposit in the United States mail, properly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, first class postage prepaid, and, if so given, shall be effective when mailed; or

(2) by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.

(e) If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section 1.3(c), notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

(f) If three (3) successive notices are given by the Corporation, whether with respect to a shareholders’ meeting or otherwise, to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.

1.6. Quorum. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, a quorum shall be present for action on any matter at a shareholder meeting if one-third (1/3) of the votes entitled to be cast on the matter by a voting group are represented either in person, by the use of telecommunication or by proxy. If a quorum does not exist with respect to any voting group, any shareholder or proxy that is present at the meeting, whether or not a member of that voting group, may adjourn the meeting to a different date, time, or place, and (subject to the next sentence) notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to Section 1.3(c), notice of the adjourned meeting shall be given pursuant to Section 1.5 to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, that, if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a quorum has been established at a meeting, the shareholders present can continue to do business until adjournment of the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

1.7. Voting Entitlement of Shares. Except as stated in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders’ meeting.

1.8. Proxies; Acceptance of Votes and Consents. A shareholder may vote either in person or by proxy or proxies appointed in writing signed by the shareholder or his or her attorney-in-fact. An appointment form sufficient to appoint a proxy includes any transmission that creates a record capable of authentication, including, but not limited to, a telegram, teletype, electronic mail, or other electronic transmission, providing a written statement for the appointment of the proxy, from which it can be determined that the shareholder transmitted or authorized the transmission for the appointment. An appointment of a proxy is effective when received by the officer or agent authorized by the Corporation to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of a pledgee; a person who purchased or agreed to purchase the shares; a creditor of the Corporation who extended it credit under terms requiring the appointment; an employee of the Corporation whose employment contract requires the appointment, or a party to a voting agreement created under the Colorado Business Corporation Act (the “BCA”).

Such an irrevocable proxy is revoked when the interest with which it is coupled is extinguished, but such revocation does not affect the right of the Corporation to accept the proxy’s authority unless the officer or agent authorized by the Corporation to tabulate votes, before the proxy exercises the proxy’s authority under the appointment, received notice (a) that the appointment was coupled with that interest and that the interest is extinguished, or (b) of the revocation of the appointment.

A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person’s name. However, if the Corporation requests, evidence of this status acceptable to the Corporation must be presented to the Corporation.

1.9. Waiver of Notice.

(a) A shareholder may waive any notice required by the Colorado Business Corporation Act, the Articles of Incorporation, or these Bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporation records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

(b) A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

1.10 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, a director or officer designated by the Board of Directors, shall serve as the presiding officer of the meeting. The person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which not ballots, proxies, votes, changes or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

1.11. Action by Shareholders Without a Meeting.

(a) Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing. Provided, however, that if shares are entitled to be voted cumulatively in the election of directors, shareholders may elect or remove directors without a meeting only if all of the shareholders entitled to vote in the election or removal sign writings describing and consenting to the election or removal of the same directors.

(b) No action taken pursuant to this section shall be effective unless, within sixty (60) days after the date the Corporation first receives a writing describing and consenting to the action and signed by a shareholder, the Corporation has received writings that describe and consent to the action, signed by shareholders holding at least the number of shares entitled to vote on the action as required by this section, disregarding any such writing that has been revoked pursuant to this section.

(c) Action taken pursuant to this section shall be effective as of the date the Corporation receives the last writing necessary to effect the action unless all of the writings necessary to effect the action state another date as the effective date of the action, in which case such stated date shall be the effective date of the action.

(d) Action taken pursuant to this Section shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document.

(e) Any shareholder who has signed a writing describing and consenting to action taken pursuant to this section may revoke such consent by a writing signed and dated by the shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

(f) If action is taken under this section with less than unanimous consent of all of the shareholders entitled to vote upon the action, the Corporation or shareholders taking the action shall, upon receipt by the Corporation of all writings necessary to effect the action, give notice of the action to all shareholders who were entitled to vote upon the action but who have not consented to the action in the manner provided in this section. The notice shall contain or be accompanied by the same material, if any, that would have been required under the Corporation’s Articles of Incorporation, the Colorado Business Corporation Act and these Bylaws, or under any other applicable rules relating to solicitation of proxies to be given to shareholders in or with a notice of the meeting at which the action would have been submitted to the shareholders.

(g) Any writing referred to in this section may be received by the Corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the Corporation with a complete copy thereof, including a copy of the signature thereto.

1.12. Meetings by Telecommunications. Any or all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means shall be deemed to be present in person at the meeting and entitled to vote, subject to any conditions imposed by applicable law.

ARTICLE II

DIRECTORS

2.1. Authority of the Board of Directors. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles of Incorporation or by these Bylaws.

2.2. Number. The number of directors shall be fixed by resolution of the Board of Directors from time to time and may be increased or decreased by resolution adopted by the Board of Directors from time to time; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

2.3. Qualification. Directors shall be natural persons at least eighteen (18) years old but need not be residents of the State of Colorado or shareholders of the Corporation.

2.4. Election. The Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

2.5. Term. Each director shall be elected to hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified.

2.6. Resignation. A director may resign at any time by giving written notice of his or her resignation to the Corporation. The resignation shall be effective when it is received by the Corporation, unless the notice of resignation specifies a later effective date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

2.7. Removal. Any or all of the directors, or a class of directors, may be removed at any time, with or without cause, only if the number of votes cast in favor of removal exceeds the number of votes cast against removal by a vote of the holders of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose. The meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director(s). If a director is elected by a voting group of shareholders, the director may be removed only by that voting group.

2.8. Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors or due to the death, resignation, disqualification or removal of a director or otherwise, may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors then in office, even though there is less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

2.9. Meetings. The Board of Directors may hold regular or special meetings in or out of Colorado. A regular meeting shall be held, without other notice than these Bylaws, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may, by resolution, establish other dates, times, and places for additional regular meetings, which may thereafter be held without further notice. Special meetings may be called by the president or chief executive officer, or by any two directors and shall be held at the principal office of the Corporation unless another place is consented to by every director. At any time when the board consists of a single director, that director may act at any time, date, or place without notice.

2.10. Notice of Special Meeting. All special meetings of the Board of Directors shall be held upon not less two (2) days’ written notice stating the date, time and place and, if the directors will not meet in person, the means by which directors may participation by telecommunication] of the meeting given to each director by personal delivery, mail, telegram, cablegram, overnight delivery service, or any other means of communication authorized by the director. The notice shall specify the purposes of the meeting.

2.11. Quorum. A majority of the directors as fixed in these Bylaws shall constitute a quorum for the transaction of business. The affirmative act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the vote of a greater number is required by the Colorado Business Corporation Act or these Bylaws. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

2.12. Waiver of Notice. Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. A director’s attendance at any meeting shall constitute a waiver of notice of the meeting, except where the director:

(a) At the beginning of the meeting (or promptly on late arrival) objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or

(b) Objects to transacting business with respect to the purpose for which special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

A telegram, cablegram, electronic mail or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains a waiver by that person is a writing for the purposes of this section.

2.13. Meetings by Telecommunication. The Board of Directors may permit any or all directors to participate in all or any part of a meeting by means of telecommunication or any means of communication by which all directors participating in the meeting are able to hear each other during the meeting.

2.14. Deemed Assent to Action. A director who is present at a meeting of the Board of Directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

(a) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

(b) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

(c) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the secretary (or, if the director is the secretary, by another director) promptly after adjournment of the meeting.

The right of dissent or abstention pursuant to this Section 2.14 as to a specific action is not available to a director who votes in favor of the action taken.

2.15. Action by Directors Without a Meeting. Unless otherwise provided in these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the directors in office, or all the committee members then appointed, consent to such action in writing. The written consents must be included in the minutes of the proceedings of the Board of Directors and kept as part of the Corporation’s permanent records.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

3.1. Committees of the Board of Directors.

(a) Subject to the provisions of Section 7-108-106 of the Colorado Business Corporation Act, the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them. The creation of a committee and appointment of members to it shall require the approval of a majority of all the directors in office when the action is taken, whether or not those directors constitute a quorum of the board.

(b) The provisions of these Bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

(c) To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, whether or not those directors constitute a quorum of the board, each committee shall exercise the authority of the Board of Directors with respect to the corporate powers and the management of the business and affairs of the Corporation; except that a committee shall not:

(1) Authorize distributions;

(2) Approve or propose to shareholders action that the Colorado Business Corporation Act requires to be approved by shareholders;

(3) Fill vacancies on the Board of Directors or on any of its committees;

(4) Amend the Articles of Incorporation pursuant to Section 7-110-102 of the Colorado Business Corporation Act;

(5) Adopt, amend, or repeal bylaws;

(6) Approve a plan of merger not requiring shareholder approval;

(7) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(8) Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee or an officer to do so within limits specifically prescribed by the Board of Directors.

(d) The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.

ARTICLE IV

OFFICERS

4.1. General. The Corporation shall have such officers as may be deemed necessary and who are appointed from time to time by the Board of Directors. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. Any two or more offices may be held by the same person. The officers of the Corporation shall be natural persons at least eighteen (18) years old.

4.2. Term. Each officer shall hold office from the time of appointment until the time of removal or resignation pursuant to Section 4.3 or until the officer’s death.

4.3. Removal. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board of Directors by an affirmative vote of the majority. Removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by any officer with authority to appoint such officer of assistant officer.

4.4. Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification. The Corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the Corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the Corporation’s request. The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder.

5.2. Insurance. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign Corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under Section 5.1. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

5.3. Notice to Shareholders of Indemnification of Director. If the Corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

ARTICLE VI

SHARES

6.1. Certificates. If shares are represented by certificates, at a minimum each share certificate shall state upon the face thereof:

(a) The name of the Corporation and that it is organized under the laws of the State of Colorado.

(b) The name of the person to whom issued.

(c) The number and class of shares and the designation of the series, if any, which the certificate represents.

(d) A conspicuous statement setting forth restrictions on the transfer of the shares, if any.

Each certificate must be signed, either manually or in facsimile, by one or more or the officers designated by these Bylaws or the Board of Directors.

The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the BCA. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

6.2. Transfer of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of share shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

6.3. Registered Shareholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Colorado, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. Lost or Replacement Certificates. The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner’s authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued upon such owner’s or representative’s compliance with all of the following conditions:

(a) The owner shall file with the Corporation and the transfer agent or the registrar, if any, a request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Corporation and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;

(b) The owner also shall file with the Corporation and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Corporation and the transfer agent or the registrar, if any, conditioned to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and

(c) The owner shall comply with such other reasonable requirements as the Corporation and the transfer agent or the registrar, if any, shall deem appropriate under the circumstances.

A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, if any, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section in connection with the replacement of lost, stolen, or destroyed certificates.

ARTICLE VII

MISCELLANEOUS

7.1. Corporate Seal. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect the validity of any instrument or action.

7.2. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

7.3. Receipt of Notices by the Corporation. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Corporation when they are received:

(a) At the registered office of the Corporation in the State of Colorado.

(b) At the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the secretary of the Corporation;

(c) By the secretary of the Corporation wherever the secretary may be found; or

(d) By any other person authorized from time to time by the Board of Directors, the president, or the secretary to receive such writings, wherever such person is found.

7.4 Checks, Draft, Etc. All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

7.5. Conflict with Applicable Law or Articles of Incorporation. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

7.6. Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

7.7 Emergency Bylaws. For the purposes of this Section, an emergency arises when a quorum of the Board of Directors cannot readily be obtained because of some catastrophic event. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the Corporation.

Emergency bylaws may contain any provisions necessary for managing the Corporation during the emergency, including provisions that:

(a) A meeting of the Board of Directors may be called by any officer or director in such manner and under such conditions as shall be prescribed in the emergency bylaws.

(b) The director(s) in attendance at the meeting, or any greater number fixed by the emergency bylaws, shall constitute a quorum.

(c) The officers or other persons designated in a list approved by the Board of Directors before the emergency shall, to the extent required to provide a quorum at any meeting of the board, be deemed directors for such meeting.

Before or during any such emergency, the Board of Directors may:

(a) Designate lines of succession in the event that, during such an emergency, any or all officers or agents of the Corporation shall be rendered incapable of discharging their duties.

(b) Change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do, said change or designation to be effective during the emergency.

Unless otherwise provided in the emergency bylaws, during any such emergency:

(a) Notice of a meeting of the Board of Directors need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time.

(b) To the extent required to constitute a quorum at a meeting of the Board of Directors, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

To the extent not inconsistent with the emergency bylaws so adopted, the Bylaws of the corporation shall remain in effect during any such emergency and upon its termination the emergency bylaws shall cease to be operative.

No officer, director or employee acting in accordance with the emergency bylaws shall be liable except for willful misconduct. No officer, director or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.

7.8. Amendment of Bylaws. These Bylaws may be amended, repealed or otherwise altered by the shareholders or the Board of Directors, but no bylaw adopted by the shareholders may be altered, amended or repealed by the Board of Directors if the Bylaws so provide.

The foregoing Amended and Restated Bylaws were duly adopted by the Board of Directors as the bylaws of Aspire BioScience, Inc., effective as of February 24, 2025.